EXHIBIT 99.1

               Certification pursuant to 18 U. S. C. Section 1350
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10KSB of InterActive Group, Inc. (the Company) for the annual period ending September 30, 2002, each of the following hereby certifies, in Accordance with U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that, to his knowledge the 10KSB Report fully complies with
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/  Robert J. Stahl
----------------------
Robert J. Stahl
President, Secretary
January 10, 2002



/s/ Carol Flickinger
----------------------
Accounting Manager
January 10, 2002


This certification accompanies this Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section  18  of  the  Securities  Act  of  1934,  as  amended.


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